UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, effective December 29, 2006 (the “Effective Date”), we entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Central Texas Marketplace Apartments, LLC (the “Seller”). Pursuant to the Purchase Agreement, we agreed to purchase a 216 unit residential apartment complex located in Waco, Texas (the “Property”), subject to our 30 day due diligence review and inspection of the Property that commenced on the Effective Date, which was required to be satisfactory in our sole discretion.

On January 25, 2007, the Registrant terminated the Purchase Agreement, in accordance with its terms, by written notice to Seller (the “Disapproval Notice”). We requested an extension of the due diligence period in the Disapproval Notice, but the Seller did not grant us the extension.

Although we are attempting to negotiate a new purchase agreement with the Seller and have continued discussions with the Seller, we do not know whether a new purchase agreement will be executed or whether a transaction will ultimately be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC

Date: February 7, 2007	By:	/s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and Chief Executive Officer

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